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TMNG GLOBAL REPORTS 2008 FIRST QUARTER RESULTS

- First Quarter Revenue Increases 43%; Continued Profitability with GAAP Diluted EPS of $0.01 and Non-GAAP Diluted EPS of $0.06 -

Overland Park, KS – May 8, 2008 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2008 first quarter ended March 29, 2008.

Revenues in the first quarter of 2008 were $21.5 million, up 42.5% over revenues of $15.1 million in the prior year period, reflecting the contribution of our acquisitions of TWG Consulting and RVA Consulting, as well as strong performance from our software solutions segment and organic growth in our management consulting business. During the quarter, TMNG’s gross margin was 47.0%, compared with 45.0% in the first quarter of 2007.

TMNG Global reported net income of $0.3 million, or $0.01 per diluted share for the first quarter of 2008, compared to a net loss of ($1.7) million, or ($0.05) per diluted share in last year’s first quarter. After adjusting for the after-tax impact of non-cash expense related to depreciation, amortization and share-based compensation, TMNG Global generated non-GAAP adjusted net income of $2.2 million, or $0.06 per diluted share, during the first quarter of 2008. The comparable non-GAAP adjusted net income for the first quarter of fiscal 2007, which also includes an adjustment for expenses related to the review of the Company’s option granting practices, was $0.1 million, or break even per diluted share.

The Company ended the first quarter with cash and short-term investments of $13.1 million, working capital of $18.2 million, no long-term debt, and stockholders’ equity of $56.2 million. Due to liquidity challenges in the auction rate securities market, during the quarter TMNG reclassified $14.8 million in original par value of short-term investments, having a carrying value of $14.3 million as of March 29, 2008, as long-term investments. Prior to the challenges in the auction rate securities market, TMNG converted $2.3 million in par value of auction rate securities into cash or money market investments during the first quarter of 2008.

“Solid revenue growth and improved profitability in the quarter demonstrate that our strategy of achieving increased scale through organic growth and acquisition is working. The volume of engagements has continued to expand as our enhanced capabilities allow us to further penetrate larger client organizations with multiple projects. This added value is evidence of the successful integration of our acquisitions, with our consultants working closely together in generating business and sharing knowledge and resources,” said Richard Nespola, TMNG Global Chairman and CEO. “While the cloudy economic environment adds a degree of caution to our outlook, our business pipeline remains healthy, giving us confidence that we remain in good position to generate continued year-over-year revenue and profitability improvement.”

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account the impact of certain items that are generally not expected to be on-going in nature and certain non-cash expenses and benefits, including tax effects as applicable. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG’s comparative operating performance for the periods presented.

TMNG’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. TMNG’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG acknowledges that items excluded from such measure may have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2008 first quarter results. Investors can access the conference call via a live webcast on the company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the company’s website for one week. Additionally, a replay of the call will be available beginning May 9, 2008 at 9:00 a.m. ET by dialing 877-344-7529, passcode 418740, through May 15, 2008.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, Cartesian, and TWG Consulting, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services, the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG’s filings with the Securities and Exchange Commission, including the risks described in TMNG’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks Ended
	March 29,	March 31,
	2008	2007

Revenues	$21,541	$15,113

Cost of services (includes net non-cash share-based compensation expense (credits) of $193 and ($148) for the thirteen weeks ended March 29, 2008 and March 31, 2007, respectively)	11,414	8,319

Gross Profit	10,127	6,794

Operating Expenses:

Selling, general and administrative (includes net non-cash share-based compensation expense (credits) of $436 and ($296) for the thirteen weeks ended March 29, 2008 and March 31, 2007, respectively)	8,842	6,780
Special Committee investigation		1,559
Intangible asset amortization	1,248	540
Total operating expenses	10,090	8,879
Income (loss) from operations	37	(2,085)
Interest income	306	417
Income (loss) before income tax provision	343	(1,668)
Income tax (provision) benefit	(82)	1
Net income (loss)	$261	$(1,667)

Net income (loss) per common share:
Basic and diluted	$0.01	$(0.05)

Weighted average shares used in calculation of net income (loss) per common share:
Basic	36,343	35,716
Diluted	36,490	35,716

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 29,	December 29,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,068	$10,022
Short-term investments		17,125
Receivables:
Accounts receivable	16,120	13,044
Accounts receivable — unbilled	5,577	7,804
	21,697	20,848
Less: Allowance for doubtful accounts	(663)	(562)
	21,034	20,286
Prepaid and other current assets	1,694	1,763
Total current assets	35,796	49,196

Property and equipment, net	1,782	1,784
Goodwill	14,163	13,365
Licenses and identifiable intangible assets, net	10,168	11,605
Non-current investments	14,342
Other assets	655	616
Total Assets	$76,906	$76,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,749	$1,927
Accrued payroll, bonuses and related expenses	5,815	5,038
Other accrued liabilities	3,818	2,466
Income tax liabilities	432	861
Deferred revenue	4,007	3,554
Accrued contingent consideration	281	1,616
Unfavorable and other contractual obligations	1,455	1,668
Total current liabilities	17,557	17,130

NONCURRENT LIABILITIES:
Deferred income tax liabilities	1,017	1,368
Unfavorable and other contractual obligations	1,587	1,716
Other noncurrent liabilities	532	524
Total noncurrent liabilities	3,136	3,608

Total stockholders’ equity	56,213	55,828
Total Liabilities and Stockholders’ Equity	$76,906	$76,566

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended
	March 29,	March 31,
	2008	2007
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income:
GAAP net income (loss)	$261	$(1,667)

Special Committee investigation		1,559
Depreciation and amortization	1,592	872
Non-cash share based compensation expense (credits)	629	(444)
Tax effect of applicable non-GAAP adjustments	(259)	(205)
Adjustments to GAAP net income (loss)	1,962	1,782

Non-GAAP adjusted net income	$2,223	$115

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net income (loss) per diluted common share	$0.01	$(0.05)

Special Committee investigation		0.04
Depreciation and amortization	0.04	0.02
Non-cash share based compensation expense (credits)	0.02	(0.01)
Tax effect of applicable non-GAAP adjustments	(0.01)	(0.00)
Adjustments to GAAP net income (loss) per diluted common share	0.05	0.05

Non-GAAP adjusted net income per diluted common share	$0.06	$0.00

Weighted average shares used in calculation of diluted net income (loss) per common share	36,490	35,716